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                                                                   EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the references to our firm under the captions "IMC GLOBAL INC.--Selected Historical Consolidated Financial Information" and "Experts" and to the use of our report dated July 26, 1995, incorporated by reference in the Joint Proxy Statement/Prospectus of IMC Global Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-00439) and Prospectus of IMC Global Inc. for the registration of 36,495,589 shares of its common stock.

                                          ERNST & YOUNG LLP

Chicago, Illinois

January 29, 1996